UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2012

WOLVERINE BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35034	27-3939016
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5710 Eastman Avenue, Midland, Michigan		48640
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (989) 631-4280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2012, Wolverine Bancorp, Inc. (the “Company”) received a letter from Ron R. Sexton announcing his resignation as a director of the Company and as a director of Wolverine Bank (the “Bank”). At the time of his resignation, Mr. Sexton was a member of the Audit Committee of the Company’s Board of Directors. Mr. Sexton was not renominated by the Company to stand for election to the Board of Directors of the Company at the 2012 annual meeting of stockholders.

In his letter, Mr. Sexton set forth the reasons for his resignation including that he believes the Board of Directors “refused to honor its promises to me under the Directors Deferral Plan, choosing instead to stall in an attempt to force me to sign an agreement containing untrue statements and numerous completely unacceptable covenants and conditions.” In addition, Mr. Sexton listed concerns regarding certain policies and practices of the Bank as additional reasons for his resignation, as set forth in his letter.

Mr. Sexton’s letter is attached as Exhibit 17 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

17	Letter from Ron R. Sexton, dated May 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wolverine Bancorp, Inc.

Date: May 17, 2012	By:	/s/ David H. Dunn
David H. Dunn
President and Chief Executive Officer